EXHIBIT 10.5

Perella Weinberg Partners

2021 OMNIBUS INCENTIVE PLAN

FORM OF DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

(ANNUAL BASE RETAINER AWARD)

This Director Restricted Stock Unit Award Agreement (this “Agreement”), dated as of ###GRANT_DATE### (the “Grant Date”), is made by and between Perella Weinberg Partners (the “Company”) and ###PARTICIPANT_NAME### (the “Grantee”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Perella Weinberg Partners 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”). Where the context permits, references to “the Company” shall include the Company and any successor to the Company.

1.
Grant of RSUs. The Company hereby grants to the Grantee a total of ###TOTAL_AWARDS### restricted stock units (the “RSUs”) as of the Grant Date, subject to all of the terms and conditions of this Agreement and the Plan. Each RSU granted hereunder shall represent the right to receive one (1) share of Common Stock (a “Share”).
2.
Vesting. Except as provided in Section 3 hereof, the RSUs shall vest on the date of the Company’s next general annual stockholder meeting following the Grant Date (the “Vesting Date”) so long as the Grantee remains in continuous service as a member of the Board through, and has not given or received a notice of termination of such service as of, the applicable Vesting Date.

3.
Termination.
(a)
Except as provided in this Section 3, if the Grantee’s service is terminated for any reason prior to the Vesting Date, any outstanding RSUs that have not vested in accordance with Section 2 hereof as of the date of such termination shall immediately terminate without the payment of any consideration.
(b)
If the Grantee’s service is terminated prior to the Vesting Date due to the Grantee’s Incapacity, then all of the RSUs granted hereunder shall immediately vest as of the Grantee’s date of termination.
4.
Settlement of RSUs. Any Shares issuable in respect of RSUs that have vested in accordance with the terms of Sections 2 and 3 hereof shall be delivered to the Grantee as soon as practicable following vesting, and in no event later than March 15 of the year following the year in which such vesting occurs.
5.
Voting and Dividend Equivalent Rights. The Grantee shall have no rights as a stockholder with respect to the RSUs (including the right to vote and the right to receive dividends) prior to the date that the underlying Shares are issued pursuant to this Agreement; provided that if, during the period commencing on the Grant Date and ending on the date the underlying Shares are issued pursuant to this Agreement, the Company declares a dividend on its Shares, then the Grantee shall be eligible to receive an amount of cash equal to the product of (i) the number of Shares, if any, delivered to the Grantee following the vesting of the RSUs and (ii) the amount of cash distributed with respect to an outstanding Share during such period, which amount of cash shall be paid to the Grantee on or about the date such Shares are delivered to the Grantee. No interest or other earnings will be credited with respect to such payment.
6.
Agreement Subject to Plan. This Agreement is made pursuant to all of the provisions of the Plan, which is incorporated herein by this reference, and is intended, and shall be interpreted in a manner, to comply therewith. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

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7.
No Rights to Continuation of Service. Nothing in the Plan or this Agreement shall confer upon the Grantee any right to continue in the service of the Company or any Affiliate thereof or shall interfere with or restrict the right of the Company or its Affiliates to terminate the Grantee’s service any time for any reason whatsoever, with or without Cause.
8.
Tax Withholding. The Grantee understands that the Grantee (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Agreement. Notwithstanding the foregoing, the Company shall be entitled to require payment by or on behalf of the Grantee in respect of any sums required or permitted by federal, state, local or foreign tax law to be withheld with respect to the settlement of any RSUs, in each case, equal to the minimum amount of tax required to be withheld (or such other rate that will not cause adverse accounting consequences for the Company). The Company shall be entitled to take such action as the Company deems necessary or appropriate to satisfy all such obligations for the payment of the applicable tax obligations with respect to any RSUs.
9.
Section 409A Compliance. The intent of the parties is that payments and benefits under this Agreement comply with Section 409A of the Code, to the extent subject thereto, and accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith. Notwithstanding anything contained herein to the contrary, the Grantee shall not be considered to have terminated service with the Company for purposes of any payments under this Agreement which are subject to Section 409A of the Code until the Grantee would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A of the Code. Each amount to be paid or benefit to be provided under this Agreement shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments described in this Agreement will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Grantee shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A of the Code.
10.
Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws pertaining to conflicts or choices of laws, of the State of Delaware applicable to agreements made and to be performed wholly within the State of Delaware.
11.
Agreement Binding on Successors. The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest, and upon the Company and its successors and assignees, subject to the terms of the Plan.
12.
No Assignment. Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Grantee.
13.
Necessary Acts. The Grantee hereby agrees to perform all acts, and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities and/or tax laws.
14.
Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provisions or provisions in any other jurisdiction.

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15.
Entire Agreement. This Agreement and the Plan, including the Restrictive Covenants, contain the entire agreement and understanding among the parties as to the subject matter hereof, and supersede, and shall be deemed to be in full satisfaction of, any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof.
16.
Headings. Headings are used solely for the convenience of the parties and shall not be deemed to be a limitation upon or descriptive of the contents of any such Section.
17.
Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. The Grantee’s electronic signature of this Agreement shall have the same validity and effect as a signature affixed by the Grantee’s hand.
18.
Amendment. No amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.
19.
Set-Off. The Grantee hereby acknowledges and agrees, without limiting the rights of the Company or any Affiliate thereof otherwise available at law or in equity, that, to the extent permitted by law, the number of Shares due to the Grantee under this Agreement may be reduced by, and set-off against, any or all amounts or other consideration payable by the Grantee to the Company or any of its Affiliates under any other agreement or arrangement between the Grantee and the Company or any of its Affiliates; provided that any such set-off does not result in a penalty under Section 409A of the Code or applicable law.

* * *

By the Grantee’s acceptance hereof (whether written, electronic, or otherwise), the Grantee agrees, to the fullest extent permitted by law, that in lieu of receiving documents in paper format, the Grantee accepts the electronic delivery of any documents that the Company, or any third party involved in administering the Plan which the Company may designate, may deliver in connection with the RSUs granted hereunder (including the Plan, this Agreement, any account statements, or other communications or information) whether via the Company’s intranet or the internet site of such third party administrator or via email or such other means of electronic delivery specified by the Company. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or any third party involved in administering the Plan which the Company may designate.

###ACCEPTANCE_DATE### By ###PARTICIPANT_NAME###

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